Exhibit 32.1
CERTIFICATION

In connection with the Annual Report of PDC Energy, Inc. (the "Company") on Form 10-K for the period ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned certify pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barton Brookman	February 24, 2021
Barton Brookman
President and Chief Executive Officer
(principal executive officer)

/s/ R. Scott Meyers	February 24, 2021
R. Scott Meyers
Senior Vice President and Chief Financial Officer
(principal financial officer)